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                                                                    EXHIBIT 10.3

                            MBT FINANCIAL CORPORATION

                         RESTRICTED SHARE UNIT AGREEMENT

RESTRICTED SHARE UNIT AGREEMENT (the "Agreement") made as of the ____ day of _______, ____ (the "Grant Date"), between MBT Financial Corporation, a Michigan corporation ("MBT"), and __________________ (the "Participant").

RECITALS

A. Employee is employed by MBT or a Subsidiary in a position MBT deems to be a key position.

B. MBT's Board of Directors adopted the MBT Financial Corp. 2008 Stock Incentive Plan (the "Plan") effective May 1, 2008.

C. MBT desires to award restricted share units ("RSUs") to Employee under the Plan subject to the terms and conditions of the Plan and this Agreement as set forth below.

D. Capitalized terms used but not defined herein shall have the meaning defined for them in the Plan.

AGREEMENT

Now, therefore, intending to be legally bound and in consideration of the mutual covenants set forth herein, the parties hereto agree as follows:

     1. GRANT OF PERFORMANCE RESTRICTED SHARE UNITS: MBT hereby grants to the Participant as of the date hereof (the "Grant Date") an aggregate of ________ RSUs. Each RSU shall be equivalent to one Common Share of MBT. The grant is in all respects limited and conditioned as hereinafter provided, and is subject to the terms and conditions of the Plan now in effect as they may be amended from time to.

     2. PERFORMANCE PERIOD: The Performance Period for the RSUs awarded herein shall be the three year period beginning _____________ and ending
          ____________________.

     3. PERFORMANCE SCHEDULE AND VESTING OF RSUS: RSUs awarded shall vest as of the last day of the Performance Period in accordance with the following Performance Schedule based on MBT's three-year cumulative fully diluted earnings per share ("EPS") computed under Generally Accepted Accounting Principles (GAAP) during the Performance Period. The Compensation Committee of the Board of Directors reserves the right to adjust the EPS presented in the annual report for extraordinary transactions which impact EPS to ensure the pay for performance relationship. No RSUs will be considered vested and earned for payment if MBT's three-year cumulative EPS during the Performance Period is less than $_.___.


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
    Annual EPS        Three-Year Cumulative   Percent
Growth Rate During    Fully Diluted EPS for     RSUs
Performance Period   the Performance Period    Vested
------------------   ----------------------   -------
--%                            $--              100%

--%                            $--               90%

--%(1)                         $--               80%

--%                            $--               70%

--%                            $--               60%

--%                            $--               50%

(1) Target annual EPS growth rate. At this level of performance competitive target level of long-term compensation will be achieved.

          Participant must be actively employed by MBT as of the end of the Performance Period to be eligible to vest in and receive any payment of RSUs except as noted in Section 7 of this Agreement. Actual vested percentage rates will be interpolated from the above Performance Schedule using the actual three-year cumulative fully diluted cumulative EPS achieved at the end of the Performance Period.

     4. DIVIDEND EQUIVALENTS: If any dividends are paid with respect to Commons Shares of MBT during the Performance Period, MBT will accrue dividend equivalents on the RSUs awarded under this agreement and annually credit each Participant's account in the form of additional RSUs. The amount of additional RSUs will be calculated based on the accumulated dividend payments made on MBT Common shares during the calendar year and the Fair Market Value of MBT Common Shares as of the last day of each calendar year of the Performance Period. Dividend equivalents accrued in the form of additional RSUs shall vest in accordance with the Performance Schedule defined in this Agreement.

     5. PAYMENT OF EARNED RSUS: Vested RSUs rounded up to the nearest whole unit shall be converted to Common Shares as of the last day of the Performance Period. Stock certificates (the "Certificate") evidencing the conversion of RSUs into Common Shares shall be issued as of the last day of the Performance Period and registered in the Participant's name. Subject to Section 6 of this Agreement, Certificates representing the unrestricted shares of MBT Common Shares will be delivered to the Participant as soon as practicable after the last day of the Performance Period. RSUs which do not vest as of the last day of the Performance Period will be forfeited.

     6. TAX WITHHOLDING OBLIGATIONS. As a condition of delivery of Common Shares pursuant to Section 5 of this Agreement, Participant shall be required to deposit with MBT an amount of cash equal to the amount determined by MBT to satisfy any federal, state and local tax withholding requirements. In lieu of a cash payment, Participant shall have the discretion, by making the election provided in Section XI (b) of the Plan, and subject to the terms and limitations of Section XI
          (b) of the Plan, to have MBT withhold Common Shares upon settlement of the RSU award, or to deliver previously owned Common Shares upon the settlement of the RSU award, to pay a required tax withholding amount.


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     7.   TERMINATION AND FORFEITURE OF RSUS: The Participant's right to receive unvested RSUs shall terminate in whole and forfeit upon termination of employment with MBT or its subsidiaries for any reason, except in the event of Participant's death, Permanent Disability or Retirement. If the Participant's termination with MBT meets one of the listed exceptions, then the Participant's unvested RSUs will remain subject to the Performance Schedule during the Performance Period provided in this Agreement and the number of RSUs subject to vesting at the end of the Performance Period will be reduced proportionate to the number of months rounded to the nearest whole month the Participant was actively employed during the Performance Period.

     8. EARLY VESTING UPON CHANGE IN CONTROL: Notwithstanding the other vesting provisions of section 3, upon the effective date of a Change in Control as defined under the MBT Financial Corp. 2008 Stock Incentive Plan, all of the RSUs granted under this agreement shall become immediately and unconditionally vested.

     9.   NONCOMPETITION, NONSOLICITATION AND BUSINESS PROTECTION.

          A.   Noncompetition Agreement and Nonsolicitation.

               1. In view of Participant's importance to the success of MBT, Participant and MBT agree that MBT would likely suffer significant harm from Participant's competing with MBT or a Subsidiary during Participant's term of employment with MBT or a Subsidiary and for some period of time thereafter. Accordingly, Participant agrees that Participant shall not engage in competitive activities while employed by MBT or a Subsidiary and during the Restricted Period. Participant shall be deemed to engage in competitive activities if he shall, without the prior written consent of MBT, render services directly or indirectly, as an Participant, officer, director, consultant, advisor, partner or otherwise, for any organization or enterprise which competes directly or indirectly with the business of MBT or any Subsidiary in providing financial products or services (including, without limitation, banking, insurance, or securities products or services) to consumers and businesses, or directly or indirectly acquires any financial or beneficial interest in (except as provided in the next sentence) any organization which conducts or is otherwise engaged in a business or enterprise which competes directly or indirectly with the business of MBT or any Subsidiary in providing financial products or services (including, without limitation, banking, insurance or securities products or services) to consumers and businesses. Notwithstanding the preceding sentence, Participant shall not be prohibited from owning less than 1 percent of any publicly traded corporation, whether or not such corporation is in competition with MBT or a Subsidiary. For purposes of this Section 9 the term "Restricted Period" shall be the period of one year following termination for any reason of Participant's employment with MBT or a Subsidiary.

                    During the Participant's employment by MBT or a Subsidiary, the covenants contained in this Section 9.A.1. shall apply without regard to geographic location. Following the termination of Participant's employment and during the Restricted Period, the covenants contained in this Section 9.A.1. shall be limited to those counties in which MBT or a Subsidiary has branch banking or other offices, and all contiguous counties to any such county.

               2. While employed by MBT or a Subsidiary and during the Restricted Period, Participant agrees that Participant shall not, in any manner, directly or indirectly, (i) solicit by mail, by telephone, by personal meeting, or by any other means, either directly or indirectly, any customer or prospective customer of MBT or a Subsidiary to whom Participant provided services, or for whom Participant transacted business, or whose identity becomes known to Participant in connection with Participant's services to MBT or a Subsidiary (including employment with or services to any predecessor or successor entities), to transact business


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                    with a person or an entity other than MBT or a Subsidiary or to refuse or refrain from doing any business with MBT or a Subsidiary or (ii) interfere with or damage (or attempt to interfere with or damage) any relationship between MBT or a Subsidiary and any such customer or prospective customer.
                    The term "solicit" as used in this Agreement means any communication of any kind whatsoever, inviting, encouraging or requesting any person to take or refrain from taking any action with respect to the business of MBT or a Subsidiary.

               3. While employed by MBT or a Subsidiary and during the Restricted Period, Participant agrees that Participant shall not, in any manner, directly or indirectly, solicit any person who is a Participant of MBT or any Subsidiary to apply for or accept employment or a business opportunity with any other person or entity.

               4. The parties agree that nothing herein shall be construed to limit or negate the common law of torts or trade secrets where it provides broader protection than that provided herein.

          B.   Confidential Information.

               Participant has obtained and may obtain confidential information concerning the businesses, operations, financial affairs, organizational and personnel matters, policies, procedures and other non-public matters of MBT and its Subsidiaries, and those of third parties that is not generally disclosed to persons not employed by MBT or its Subsidiaries. Such information (referred to herein as the "Confidential Information") may have been or may be provided in written form or orally. Participant shall not disclose to any other person the Confidential Information at any time during his employment with MBT or a Subsidiary or after the termination of his employment, provided that Participant may disclose such Confidential Information only to a person who is then a director, officer, Participant, partner, attorney or agent of MBT or a Subsidiary who, in Participant's reasonable good faith judgment, has a need to know the Confidential Information.

          C.   Effect of Breach; MBT's Remedies

               1. The RSUs awarded under this Agreement shall terminate immediately upon Participant's breach of any of Participant's obligations set forth in this Section 9.

               2. Participant acknowledges that the award of the RSU constitutes valuable consideration to Participant and that a violation on Participant's part of this Section 9 would cause immeasurable and irreparable damage to MBT. Accordingly, Participant agrees that MBT shall be entitled to injunctive relief in any court of competent jurisdiction for any actual or threatened violation of any of the provisions of this Section 8, in addition to any other remedies it may have.

               3. In addition to MBT's right to seek injunctive relief as set forth in subsection 2 above of this Section 9.C., in the event that Participant shall violate the terms and conditions of this Section 9, MBT may: (i) make a general claim for damages and (ii) terminate any payments or benefits payable by MBT, if applicable, to Participant.

               4. The Board shall be responsible for determining whether Participant shall have violated this Section 9, and in the absence of Participant's ability to show that the Board has acted in bad faith and without fair dealing; such decision will be final and binding. Upon the request of Participant, MBT shall provide an advance opinion as to whether a proposed activity would violate the provisions of Section 9 of this RSU Agreement.

     10. RESTRICTION ON TRANSFERABILITY. Until the RSUs are vested as provided above, they may not be sold, transferred, pledged, assigned, or otherwise alienated at any time. Any attempt to do so contrary to the provisions hereof shall be null and void.


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     11.  RIGHTS AS SHAREHOLDER. The Participant shall not have voting or any other rights as a shareholder of MBT with respect to the RSUs. Upon settlement of the RSUs into Common Shares, the Participant will obtain full voting and other rights as a shareholder of MBT.

     12. ADMINISTRATION. The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participant, MBT, and all other interested persons. No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or this Agreement.

     13. EFFECT ON OTHER EMPLOYEE BENEFIT PLANS. The value of the RSUs granted pursuant to this Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating the Participant's benefits under any employee benefit plan sponsored by the MBT or any subsidiary except as such plan otherwise expressly provides.

     14. NO EMPLOYMENT RIGHTS. The award of RSUs pursuant to this Agreement shall not give the Participant any right to remain employed by MBT or a subsidiary.

     15. SEVERABILITY. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

     16. CONSTRUCTION. The RSUs are being issued pursuant to Section 8 (Stock Awards) of the Plan and are subject to the terms of the Plan. A copy of the Plan has been given to the Participant, and additional copies of the Plan are available upon request during normal business hours at the principal executive offices of MBT. To the extent that any provision of this Agreement violates or is inconsistent with an express provision of the Plan, the Plan provision shall govern and any inconsistent provision in this Agreement shall be of no force or effect.

     17.  MISCELLANEOUS.

          (a) This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral. This Agreement may only be amended in writing signed by the parties hereto.

          (b) The Board may terminate, amend, or modify the Plan; provided, however, that no such termination, amendment, or modification of the Plan may in any way adversely affect the Participant's rights under this Agreement, without the Participant's written approval.

          (b) This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid.


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          (c)  All obligations of MBT under the Plan and this Agreement, with respect to the PSUs, shall be binding on any successor to MBT, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of MBT.

          (d) To the extent not preempted by federal law, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Michigan.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement effective as of the day and year first above written.

MBT FINANCIAL CORP.                             EMPLOYEE


By:
    ---------------------------               ---------------------------------


                          ELECTION TO NAME BENEFICIARY

The undersigned hereby names _______________________________ as beneficiary of this Restricted Share Unit Award to receive any earned award paid in accordance with the terms of this agreement and the Plan in the event of my death prior the end of the referenced performance vesting period.


--------------------------------                 -------------------------------
Signature                                        Date

(Note: In the absence of a beneficiary designation, any award paid under this agreement will be made to the estate of the deceased participant)